                                                                    Exhibit 99.2

                                                             Page 22 of 33 Pages




                          SECOND AMENDED AND RESTATED
                          ---------------------------

                               PLEDGE AGREEMENT
                               ----------------

                                BY AND BETWEEN

                                MARK S. GORDER

                                     AND

                       FIRST TRUST NATIONAL ASSOCIATION




                            AS OF DECEMBER 22, 1994

                                                             Page 23 of 33 Pages


                               TABLE OF CONTENTS
                               -----------------
                                                                   PAGE
                                                                   ----

1. TERMS OF THE PLEDGE .........................................     3
   1.1 The Pledge ..............................................     3
   1.2 Secured Obligations .....................................     4
   1.3 Adjustment Collateral ...................................     5
   1.4 Proxies, Stock Powers and Other Endorsements ............     5
   1.5 Voting, Dividend and Other Rights .......................     5
   1.6 Duty of Pledges .........................................     5
   1.7 Security Interest is Continuing .........................     6
   1.8 Actions Not Affecting Pledge ............................     6
   1.9 Notification ............................................     6
  1.10 Pledgor's Obligations ...................................     6

2. WARRANTIES AND REPRESENTATIONS OF PLEDGOR ...................     6
   2.1 Power and Authority to Pledge ...........................     6
   2.2 Enforceability ..........................................     7
   2.3 Title to Collateral .....................................     7
   2.4 Shares Fully Paid .......................................     7
   2.5 No Restrictions .........................................     7
   2.6 Pledged SCA Stock .......................................     7

3. EVENTS OF DEFAULT AND REMEDIES ..............................     7
   3.1 Events of Default .......................................     7
   3.2 Pledgee's Right to Sell Collateral ......................     8
   3.3 Waiver of Redemption; No Liability for Value Decline ....     8
   3.4 Application of Sales Proceeds ...........................     8
   3.5 Rights Cumulative .......................................     9

4. MISCELLANEOUS ...............................................     9
   4.1 Limitation on Amendments to Registration Agreement ......     9
   4.2 Registration of Stock ...................................     9
   4.3 Agreement Binding .......................................     9
   4.4 Severability ............................................     9
   4.5 Survival of Representations .............................     9
   4.6 Notices .................................................    10
   4.7 Governing Law; Jurisdiction .............................    10
   4.8 Joint and Several Liability .............................    11

                                                             Page 24 of 33 Pages


                          SECOND AMENDED AND RESTATED
                               PLEDGE AGREEMENT

        THIS SECOND AMENDED AND RESTATED PLEDGE AGREEMENT ("Second Amended and Restated Pledge Agreement") is entered into effective the __ day of December 1994, by and between MARK S. GORDER ("Pledgor") and FIRST TRUST NATIONAL ASSOCIATION, as indenture trustee and not in its individual capacity ("Pledgee").

                                   RECITALS
                                   --------

        FIRST: Pledgor and Pledgee were parties to a Purchase and Forbearance
        -----
Agreement dated as of January 31, 1991, as amended by the First Amendment to Purchase and Forbearance Agreement dated as of April 30, 1991, and as amended by the Second Amendment to Purchase and Forbearance Agreement dated May 15, 1994 (collectively, the "Forbearance Agreement") pursuant to which Pledgee agreed (a) to forbear from executing on Judgments in favor of Pledgee and against Pledgor and (b) to sell certain real property to Pledgor on a Contract for Deed dated as of January 31, 1991 (the "Contract"). Pledgee had personal recourse against Pledgor for a portion of the principal of the Contract.

        SECOND: Concurrent with the execution of this Second Amended and
        ------
Restated Pledge Agreement, Pledgee has delivered to Pledgor a Secured Promissory Note for $125,000 of even date herewith ("Note") as payment in full for the accrued interest under said Contract and a Confession of Judgment and Warrant of Attorney related thereto of even date herewith related to said Note.

        THIRD: Concurrent with the execution of this Agreement, Pledgor has
        -----
delivered to Pledgee Satisfactions of the Judgments referenced in the First Recital herein in exchange for a Secured Promissory Note for $385,000 of even date herewith ("Note") and a Confession of Judgment and Warrant of Attorney of even date herewith related to said Note.

        FOURTH: Concurrent with the execution of this Agreement, Pledgee has
        ------
delivered to Pledgor a Limited Warranty Deed pursuant to the terms of said Contract for which Pledgor has paid Pledgee $625,000 as payment in full of a principal amount under said Contract.

        FIFTH: As a result of the foregoing matters relating to the Contract and
        -----
the Judgments, Pledgor and Pledgee have entered into a Termination of Purchase and Forbearance Agreement of even date herewith whereby the Forbearance Agreement has been terminated.

        SIXTH: To induce Pledgee to enter into the Forbearance Agreement and the
        -----
Contract, Pledgor executed and delivered to Pledgee a Pledge Agreement dated January 31, 1991, a copy of which is attached hereto as EXHIBIT A (the "Pledge Agreement").

                                                             Page 25 of 33 Pages


        SEVENTH:  Pursuant of the Pledge Agreement, Pledgor pledged to Pledgee
        -------
a security interest in certain shares of common stock of Resistance Technology Inc., as more particularly described in Exhibit A to the Pledge Agreement (the
                                        ---------
"RTI Stock").

        EIGHTH:  Subsequent to entering into the Pledge Agreement Pledgor
        ------
informed Pledgee that he desired to sell the RTI Stock and requested Pledgee to release its security interest in the RTI Stock and to accept substitute collateral therefor.

        NINTH:  Pledgee was willing to accept substitute collateral under the
        -----
terms and subject to the conditions of the Pledge Agreement, that certain Reaffirmation and Release Agreement dated October 20, 1993, between Pledgor and Pledgee, a copy of which is attached hereto as EXHIBIT B and made a part hereof ("Reaffirmation Agreement") and that certain Amended and Restated Pledge Agreement dated October 20, 1993, attached hereto as EXHIBIT C and made a part hereof.

        TENTH:  As a result of the foregoing matters, Pledgor and Pledgee have
        -----
entered into a Termination of Reaffirmation and Release Agreement of even date herewith whereby the Reaffirmation and Release has been terminated.

        ELEVENTH:  To induce Pledgee to enter into the Termination of Purchase
        --------
and Forbearance Agreement, the Termination of Reaffirmation Agreement, to deliver the Limited Warranty Deed under the Contract, to deliver Satisfactions of the aforementioned Judgments, to accept the Secured Promissory Note for $125,000 and the Secured Promissory Note for $385,000, and to accept the Confessions of Judgment, Pledgor has agreed to enter into this Second Amended and Restated Pledge Agreement.

        NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee and amends and restates the Amended and Restated Pledge Agreement in its entirety as follows:

        1.      TERMS OF THE PLEDGE.
                -------------------

                1.1.  The Pledge.  Pledgor hereby pledges and grants and hereby
                      ----------
reaffirms its prior pledge and grant under the Amended and Restated Pledge Agreement to Pledgee a continuing security interest in all of the following described property (the "Collateral"):


                (a) 60,000 shares of the common stock of Selas Corporation of America ("SCA"), owned by Pledgor, more particularly described on Exhibit B attached to the Amended and Restated Pledge
                   ---------
                Agreement, attached hereto as EXHIBIT C ("Pledged SCA
                Stock");

                (b) All Additional Collateral delivered to Pledgee in accordance with Section 1.3 herein;

                                                             Page 26 of 33 Pages


        (c) All securities, instruments and other property, rights or interests of any kind or description, at any time issued or issuable as an addition to, and substitution or exchange for, or with respect to, the items described in subsections (a) and (b) above, including, without limitation, shares issued as dividends or as the result of any reclassifications, split-up or other corporate reorganization;

        (d) All cash, proceeds, revenues, profits, dividends, interest or other income or property, accrued and hereafter accruing, received, receivable or otherwise distributed in respect of, in exchange for,or upon the sale or other disposition of any or all of the property described in subsections (a), (b) and (c) above;

        (e) All records, books, ledgers, computer tapes or disks, printouts and other information in whatsoever form regarding the collateral described in subsections (a), (b), (c) and (d) above; and

        (f) All right, title and interest at any time held by Pledgor pursuant to the Registration Rights Agreement dated October 20, 1993, between Pledgor and SCA, the Assignment of Registration Rights Agreement by Pledgor to Pledgee dated as of October 20, 1993 and the Reaffirmation of Assignment of Registration Rights Agreement by Pledgor or to Pledgee of even date herewith (the "Registration Agreement").

        1.2 Secured Obligations. The pledge and security interest granted herein
            -------------------
is given to secure payment and performance of all and singular of the following (all of which are referred to herein collectively as the "Secured Obligations").

        (a) All indebtedness, obligations and liabilities of Pledgor pursuant to the Secured Promissory Note for $125,000, a copy of which is attached hereto as EXHIBIT D attached hereto and made a part hereof, and the Confession of Judgment and Warrant of Attorney related thereto, a copy of which is attached hereto as EXHIBIT D-1 and made a part hereof;

        (b) All indebtedness, obligations and liabilities of Pledgor pursuant to the Secured Promissory Note for $385,000, a copy of which is attached hereto as EXHIBIT E and made a part hereof, and the Confession of Judgment and Warrant of Attorney related thereto, a copy of which is attached hereto as EXHIBIT E-1 and made a part hereof; and

        (c) All amounts expended or incurred by Pledgee in exercising any rights or remedies consequent upon any default hereunder including, without limitation, court costs, and attorneys fees and expenses of counsel for the

                                                             Page 27 of 33 Pages


        Pledgee incurred in connection with the enforcement of this Second Amended and Restated Pledge Agreement whether or not suit has been filed.

        1.3 Adjustment Collateral. Commencing January 15, 1995, and on each
                       -----------
January 15, April 15, July 15 and October 15 thereafter until the Secured Obligations are paid in full, Pledgor shall deliver a certificate to Pledgee stating the value of the Collateral then held by Pledgee (taking into account the effect on the value of the Collateral of restrictions, if any, on sale of the same). In the event that the value of the Collateral, either as certified by Pledgor or as reasonably determined by Pledgee, does not equal or exceed $510,000, Pledgor shall within ten (10) days after notice from Pledgee, deliver to Pledgee additional property in the nature of securities, instruments or cash or cash equivalents having a value, as reasonably determined by Pledgee, which when added to the value of the Collateral already held by Pledgee pursuant to this Second Amended Restated Pledge Agreement shall be equal to or exceed $510,000.

        Pledgor and Pledgee agree that at the time Pledgor has paid in full the Secured Promissory Note for $125,000, Collateral in excess of the balance due on any remaining Secured Obligations shall be returned to Pledgee.

        Pledgor and Pledgee agree that at the time Pledgor has paid in full the Secured Promissory Note for $385,000, Collateral in excess of the balance due on any remaining Secured Obligations shall be returned to Pledgee.

        1.4 Proxies, Stock Powers and Other Endorsements. At the time of the
            ---------------------------------------------
delivery of any Collateral to Pledgee, Pledgor shall deliver to Pledgee undated stock powers executed in blank and a Uniform Commercial Code Financing Statement duly executed by Pledgor pertaining to the Collateral, the foregoing in form satisfactory to Pledgee, or if all or a portion of the Collateral is uncertificated securities, Pledgor shall execute and deliver to Pledgee such notices or requests for pledge addressed to the issuer of the Collateral or any third party custodian thereof, requesting that the pledge granted hereunder be registered on the books and records of said issuer or third party custodian. Pledgor agrees to deliver promptly to Pledgee, in the exact form received, all securities and other property which comes into the possession, custody or control of Pledgor or an agent thereof which has been issued or given as an addition to, in substitution or exchange for, as proceeds of or with respect to, the Collateral. Upon demand, Pledgor shall execute, assign and endorse to Pledgee all proxies, endorsements, applications, acceptances, stock powers, documents, instruments or other evidences of payment or writing constituting or relating to any of the Collateral. All such assignments and endorsements shall be in form and substance satisfactory to Pledgee and its counsel.

        1.5 Voting, Dividend and Other Rights. As long as no Event of Default
            ---------------------------------
hereunder has occurred and is continuing, Pledgor

                                                             Page 28 of 33 Pages


shall retain all rights and privileges to vote the shares of stock representing Collateral and to receive dividends thereon.

        1.6 Duty of Pledges. Pledgee shall not be obligated to take any action
            ---------------
to exercise any rights, warrants or options with respect to any of the Collateral, to present any coupon(s) for payment, to effect redemption of, or to make any presentment, protest, notice of protest or to otherwise protect any optional right(s) thereon. Pledgee shall be deemed to have exercised all due care with respect to any Collateral in its possession by accounting for all moneys and things of value received by it upon respect thereof.

        1.7 Security Interest is Continuing. Pledgor agrees and acknowledges
            -------------------------------
that the pledge and security interest granted hereby is a continuing security interest and shall continue in full force and effect until all Secured Obligations are paid in full.

        1.8 Actions Not Affecting Pledge. Pledgee may (and Pledgee is hereby
            ----------------------------
authorized to make from time to time, without notice to anyone) without impairing or affecting the pledge and security interest granted hereby:

        (a) Sell, pledge, surrender, compromise, settle, release, renew, extend, grant an indulgence, alter, substitute, change, modify, or otherwise dispose of any of the Secured Obligations or any contract evidencing the same or any part thereof or any security interest therefor;

        (b) Accept additional security for or additional parties or other guarantors upon any of the Secured Obligations or release any portion of the Collateral or any maker, endorser, security or guarantor or other party liable on any portion of the Secured Obligations; and

        (c) Apply any and all payments it receives on account of the Secured Obligations and the proceeds of the Collateral or any other security therefor against any item or items of Secured Obligations as Pledgee, in its sole discretion, may determine, whether the same shall then be due or not.

        1.9 Notification. Pledgor has previously notified Pledgee of the
            ------------
effective date of registration of the Pledged SCA Stock and has delivered and shall continue to deliver to Pledgee all notices, registration statements, amendments, supplements, prospectuses and all other documents and agreements delivered to Pledgor by SCA.

        1.10 Pledgor's Obligations. Nothing contained in this Second Amended
             ---------------------
and Restated Pledge Agreement (a) shall relieve Pledgor from performing any covenant, agreement or obligation to be performed by him or from observing any condition to which he may be subject under or in respect of the Registration Agreement,

                                                             Page 29 of 33 Pages


(b) impose any liability on Pledgee for Pledgor's acts or omissions under or in respect of the Registration Agreement, or (c) impose on Pledgee the obligation to perform any of Pledgor's covenants, agreements or obligations under or in respect of the Registration Agreement or to observe any conditions to which Pledgor may be subject under or in respect of the Registration Agreement.

    2. WARRANTIES AND REPRESENTATIONS OF PLEDGOR.
        -----------------------------------------
        2.1 Power and Authority to Pledge. Pledgor has full power and authority
            -----------------------------
 to execute and deliver this Second Amended Pledge Agreement and to perform his obligations hereunder.

        2.2 Enforceability. This Second Amended Pledge Agreement is the legal,
            --------------
 valid and binding obligation of Pledgor, enforceable against Pledgor according to its terms, subject only to bankcruptcy, insolvency, moratorium, reorganization or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to applicable equitable principles.

        2.3 Title to Collateral. Pledgor warrants and represents to Pledgee that
            -------------------
he holds title to the Collateral free and clear of any liens, pledges or encumbrances, except liens, pledges or encumbrances in favor of Pledgee, and no financing statement or registration of pledge covering all or any part of the Collateral is on file in any public office or private office, except those in favor of Pledgee.

        2.4 Shares Fully Paid. The Collateral which is stock is fully paid and
            -----------------
non-assessable.

        2.5 No Restrictions. Subject to the limitations specified in the
            ---------------
Registration Agreement, the Collateral is not subject to a stockholder agreement, option agreement, buy-sell agreement or other restriction of any kind upon the sale thereof. If all or any portion of the Collateral is subject to any stockholder agreement, buy-sell agreement, option agreement or other agreement of any kind, Pledgor shall furnish to the Pledgee copies of all such agreements and any amendments, modifications, or supplements thereto.

        2.6 Pledged SCA Stock. The Pledged SCA Stock was purchased by Pledgor
            -----------------
for value on October 20, 1993.

     3. EVENTS OF DEFAULT AND REMEDIES.
        ------------------------------

        3.1 Events of Default. The occurrence of one or more of the following
            -----------------
shall constitute an "Event of Default" hereunder:

        (a) An event of default should occur in any document or agreement evidencing, governing or securing any of the Secured Obligations, including, without limitation, any failure by Pledgor to perform under the Secured Promissory Note for $125,000, the Confession of Judgment

                                                             Page 30 of 33 Pages


        and Warrant of Attorney related thereto, the $385,000 Secured Promissory Note and the Confession of Judgment and Warrant of Attorney related thereto;

        (b) Breach of any covenant, warranty or agreement of Pledgor contained in this Second Amended and Restated Pledge Agreement; or

        (c) Pledgor shall become a bankrupt or insolvent, or admit in writing his inability to pay his debts as they mature, or make an assignment for the benefit of creditors; or Pledgor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for him or for all or any substantial part of his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Pledgor; or Pledgor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Pledgor; or any judgment, writ, warrant or attachment or execution or similar process shall be issued or levied against a substantial part of the property of Pledgor.

        3.2 Pledgee's Right to Sell Collateral. Subject to the limitations
            ----------------------------------
specified in the Registration Agreement, upon the occurrence of an Event of Default, Pledgee shall be entitled to sell any or all of the Collateral without notice to Pledgor, to the extent allowed by law, at public auction or private sale. Pledgee may, in its sole discretion, cause all or any portion of the Collateral to be registered in its name and to receive all dividends, interest and other distributions thereon and apply the same to the Secured Obligations in such order as it shall deem appropriate and to exercise Pledgor's rights under the Registration Agreement. Pledgee may limit sales to purchasers who are acquiring for investment and not with any view to distribution and may condition any sale or sales upon restriction against future transfers to the extent that Pledgee or counsel for Pledgee shall deem necessary to protect Pledgee from any liability under the Securities Act of 1933, the Securities Exchange Act of 1934, the Minnesota securities laws, and any like or similar laws now or thereafter in effect.

        3.3 Waiver of Redemption; No Liability for Value Decline. Any and all
            ----------------------------------------------------
sale(s) of the Collateral held by Pledgee pursuant to Section 3.2 herein shall be free from any right of redemption, which is hereby expressly waived by Pledgor. In addition, Pledgee shall have no liability for any increase or decrease in the value of any of the Collateral at any time.

                                                             Page 31 of 33 Pages


        3.4 Application of Sales Proceeds. The proceeds of the sale(s) of the
            -----------------------------
Collateral under Section 3.2 herein shall be applied as follows:

            (a) First, to the payment of all expenses incurred by Pledgee hereunder, including all costs and expenses of collection, whether or not a suit has been filed, including, but not limited to, all sales commissions, brokers' fees and reasonable attorneys' fees;

            (b) Second, to the satisfaction of the Secured Obligations in such order as Pledgee in its sole discretion shall determine;

            (c) Third, to the payment of any other amounts required by applicable law (including, but without limitation, Section 336.9-504(1)(c) of the Minnesota Uniform Commercial Code); and

            (d) Fourth, any balance then remaining shall be paid to Pledgor, unless it is the subject of tax lien or levy, attachment, restraining order, injunction or other such distraint.

        3.5 Rights Cumulative. All remedies of Pledgee hereunder are in addition
            -----------------
to remedies afforded Pledgee under any other document evidencing or securing any Secured Obligation or any other document or under law. All remedies are cumulative and may be exercised by Pledgee concurrently or consecutively. No failure or omission of Pledgee to exercise any such right or remedy shall constitute a waiver thereof.

        4.  MISCELLANEOUS.
            --------------

            4.1 Limitation on Amendments to Registration Agreement. Pledgor
                ---------------------------------------------------
represents and warrants to Pledgee that the form of Registration Agreement delivered to Pledgee embodies the entire undertaking and agreement between Pledgor and SCA with respect to the subject matter thereof and is in full force and effect. No further amendments or modifications of the Registration Agreement shall be deemed to affect Pledgee's rights and remedies under this Second Amended and Restated Pledge Agreement without Pledgee's prior written consent.

            4.2 Registration of Stock. Pledgor represents and warrants that he
                ----------------------
has exercised his right to Demand Registration under the Registration Agreement with respect to all the Pledged SCA Stock in accordance with the provisions of the Registration Agreement and that the Pledged SCA Stock has been registered.

           4.3 Agreement Binding. This Second Amended and Restated Pledge
               ------------------
Agreement shall be binding upon the beneficiaries, heirs, estates, personal representatives, successors and assigns of Pledgor and the death, insolvency, bankruptcy, release of Pledgor shall not release or discharge any other borrower, pledgor,endorser, or guarantor from liability hereunder; provided,
                                                                   ---------
however
- -------

                                                             Page 32 of 33 Pages


that the rights of any of Pledgor hereunder may not be assigned without the prior written consent of Pledgee.

        4.4 Severability. In the event that one or more provisions of this
            ------------
Second Amended and Restated Pledge Agreement should be declared to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions herein shall not in any way be affected or impaired thereby.

        4.5 Survival of Representations. All covenants, agreements,
            ---------------------------
representations and warranties made herein shall survive the execution and delivery of this Second Amended and Restated Pledge Agreement.

        4.6 Notices. Any notice required hereunder shall be deemed to be given
            -------
after deposit in the U.S. Mail, certified mail, return receipt requested and addressed to Pledgor and to Pledgee at the addresses stated below, upon receipt if delivered manually or from the date of sending thereof if sent by facsimile transmission:

      The Pledgor:     Mark S. Gorder
      ------------     24 North Deep Lake Road
                       North Oaks, Minnesota 55127
                       Tele. No.: (612) 483-8577

      With copy to:    Doherty, Rumble & Butler
                       Professional Association
                       2800 Minnesota World Trade Center
                       30 East Seventh Street
                       St. Paul, Minnesota 55101-4999

                       Attention: William J. Cosgriff, Esq.
                       Tele. No.: (612) 291-9333
                       Telecopy No.: (612) 291-9313

      The Pledgee:     First Trust National Association
      -----------      180 East Fifth Street
                       P.O. Box 64111
                       St. Paul, Minnesota 55164-0111

                       Attention: ____________________
                       Tele. No.: (612) 244-6000
                       Telecopy No.: (612) 244-0712

      With copy to:    Dorsey & Whitney
                       220 South Sixth Street
                       Minneapolis, Minnesota 55402

                       Attention: Diane D. Malfeld, Esq.
                       Tele. No.: (612) 340-2600
                       Telecopy No.: (612) 340-2643

Any changes in a party's address may be made by giving written notice to the other parties pursuant to this Section.

                                                             Page 33 of 33 Pages


        4.7 Governing Law; Jurisdiction. This Second Amended and Restated
            ---------------------------
Pledge Agreement shall be construed, interpreted and governed according to the laws of the State of Minnesota. Pledgor hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Second Amended and Restated Pledge Agreement, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by Pledgor against the Pledgee in connection herewith shall be venued in either the District Courts of Washington County or Ramsey County, Minnesota or the United States District Court for the District of Minnesota, Third Division.

        4.8 Joint and Several Liability. If this Second Amended and Restated
            ---------------------------
Pledge Agreement is executed by more than one pledgor, the liability of such parties hereunder shall be joint and several and Pledgee, upon a default, may sell all or any portion of the Collateral in such order as Pledgee in its sole discretion shall elect.

        IN WITNESS WHEREOF, Pledgor has executed this Second Amended and Restated Pledge Agreement as of the day and year first above written.

                                        /s/ Mark S. Gorder
                                        ------------------
                                        Mark S. Gorder

STATE OF MINNESOTA      )
                        )  SS
COUNTY OF RAMSEY        )

        The foregoing instrument was acknowledged before me this 22 day of December, 1994, by MARK S. GORDER.

                                        /s/ Karen R. Kees
                                        -----------------
                                        Notary Public
NOTARIAL SEAL                           Ramsey County, Minnesota
                                        My Commission Expires: ___________

Accepted this 22 day of                 [SEAL APPEARS HERE]
December, 1994 by                       KAREN R. KEES
                                        NOTARY PUBLIC--MINNESOTA
                                        DAKOTA COUNTY
FIRST TRUST NATIONAL                    My Comm. Expires Mar. 17, 1997
ASSOCIATION, as Trustee

By:  /s/ L. Howard        L. Howard
    -------------------------------
Its: Assistant Vice President
    -------------------------------

                                      11